                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             ROADWAY SERVICES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

NEWS RELEASE


Contact:     Doug Duncan
             Roadway Services, Inc.
             (216) 258-2414


                                                For Immediate Release


                   ROADWAY SERVICES, INC. SUBMITS NEW NAME
                         TO SHAREHOLDERS FOR APPROVAL

Akron, OH, November 27, 1995 - Roadway Services, Inc., (RSI) has announced today that, subject to shareholder approval, the Board of Directors has selected Caliber System, Inc. as the company's post-spinoff name, effective in January 1996.

        This action follows RSI's announcement on August 23 that the company planned to spin off Roadway Express, its largest subsidiary, by the early part of 1996. Shareholders will vote on this proposal and the new identity for RSI at a special meeting on December 14, 1995. Proxy material for the special meeting was mailed on November 24, 1995 to shareholders of record on November 14, 1995.

        "We believe that the name 'Caliber System, Inc.' conveys a distinctive, modern and progressive image," said Daniel J. Sullivan, chairman, president and chief executive officer of Roadway Services. "It represents an excitiing step forward in our pursuit of a new vision for our company and our customers."

        "We chose 'Caliber' to denote our precise, innovative approach to customer needs and to signify the new standard of excellence we will set for the transportation and logistics industry," Sullivan observed. "The term 'System' indicates our ability to strategically blend package, freight, logistics and expedited services to provide our customers maximum value."

        Sullivan noted that RSI is still studying the extent to which it will integrate the Caliber name into its operating companies and services. He said no decision has been made at the present time other than a new name for the parent company.

        Roadway Services will begin trading on the New York Stock Exchange under the new symbol "CBB" on November 29, 1995, having announced earlier this month that the company would move to the Big Board from the NASDAQ Stock Market.

        Roadway Services, Inc. (NASDAQ:ROAD) owns Roadway Express, Inc., one of the nation's largest motor freight carriers; Roadway Package System, Inc., serving shippers in the small package market; Roadway Regional Group, Inc., serving the country's major geographic regions by Viking Freight System, Inc., Central Freight Lines, Inc., Spartan Express, Inc., and Coles Express, Inc.;
a critical-shipment carrier; and Roadway Logistics System, Inc., which provides contract logistics services.

        On August 23, 1995, Roadway Services, Inc. announced the spinoff of Roadway Express subject to shareholder approval and a favorable Internal Revenue private letter ruling or opinion of tax counsel.


                                     ###

                                             [ROADWAY EXPRESS, INC. LETTERHEAD]

MICHAEL W. WICKHAM
     PRESIDENT


                                        November 27, 1995



Broadcast FAX
All REX Employees
-----------------



        On Friday a proxy statement and a proxy card to vote on the proposed Roadway Express spin-off from Roadway Services was sent to all shareholders.

        As I have stated as more fully described in the proxy statement, which I encourage you to read carefully, we think that the best way for Roadway Express to flourish is to be on its own. That will allow us to free up our people and our resources and to focus them squarely on our customers needs. It will also allow us to use whatever earnings we can generate to support our own needs. It will put our success or failure in our own hands and provide us with a greater stake in our future through participation in our employee stock incentive plans. We have a stable, well-trained work force, some of whom are represented by the Teamsters Union. We are convinced that our work force, both union and non-union, are trained and dedicated to doing the best job in the industry.

        I'm encouraging you to vote your proxy. I'm encouraging you to vote for this spin-off because I believe it is the best thing for your company and for you as a shareholder.

        We have a very exciting time ahead of us and it begins with this vote.

                                                Sincerely,



                                                /s/ Michael W. Wickham

                                        [ROADWAY SERVICES, INC. LETTERHEAD]

    DANIEL J. SULLIVAN
    CHAIRMAN, PRESIDENT
AND CHIEF EXECUTIVE OFFICER


                                        November 27, 1995




Dear Employees and Contractors:

We are proud to announce that the Board of Directors has chosen a new, post-spinoff name for Roadway Services, Inc. Subject to shareholder approval, RSI will be called Caliber System, Inc., following the successful completion of the spinoff of Roadway Express at the end of this year.

We have chosen the name Caliber System, Inc. because we believe it conveys a distinctive, modern and progressive image. It represents an exciting step forward in our pursuit of a new vision for our company and our customers. "Caliber" denotes our precise, innovative approach to customer needs and signifies the new standard of excellence we will set for the transportation and logistics industry. The term "System" indicates our ability to strategically blend package, freight, logistics and expedited services to provide maximum value for our customers.

RSI is still studying the extent to which it will integrate the Caliber name into its operating units and services. Our only decision thus far has been a new name for the parent company. You will receive more information in January about strategies for positioning our company's new identity.

RSI shareholders will vote on the spinoff of Roadway Express and RSI's new name at a special meeting on December 14. A notice of this meeting, together with a proxy statement, already has been mailed. Because of the critical importance of the issues under discussion, we urge all employee shareholders to read the documents thoroughly and complete and return the proxy card as soon as possible.

In conjunction with the name change and the planned spinoff of Roadway
Express, RSI will begin trading on the New York Stock Exchange under the new symbol "CBB" on November 29. As previously announced, Roadway Express plans to trade publicly on the Nasdaq market under the symbol "ROAD" following the spinoff.

The proxy statement also refers to the merger of Roadway Logistics Systems into RSI as a legal entity, prior to the Roadway Express spinoff. The merger would not affect ROLS's administration, structure, strategy or customer focus.
ROLS will continue to operate independently under its own management team although not in its current form as a separate legal entity. Be assured that the purpose of the merger is not to change the actual operation and management of ROLS, but merely to meet IRS rules for a tax-free spinoff of Roadway Express.

We will keep you informed about the outcome of the shareholders' meeting and the continued progress of the spinoff process. Until then, let us work together to deliver an even higher caliber of service to our customers.

                                        Sincerely,



                                        /s/ Daniel J. Sullivan
                                        ----------------------
                                        Daniel J. Sullivan